EXHIBIT 3.2

                                     BY-LAWS
                                       of
                         ADVANCED CEILING SUPPLIES, INC.

                             a Colorado Corporation

                                    ARTICLE I

The initial principal office of the Corporation shall be in Boulder, Colorado. The Corporation may have offices at such other places within or without the State of Colorado as the Board of Directors may from time to time establish.

                                   ARTICLE II

                  CONSENT OF STOCKHOLDERS IN LIEU OF MEETING. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken in connection with corporate action, by any provisions of the statutes of the Certificate of Incorporation, the meeting and vote of stockholders may be dispensed with, if all the stockholders who should have been entitled to vote upon the action if such meeting were held, shall consent in writing to such corporate action being taken.

                                   ARTICLE III
                               Board of Directors

                  Section 1. GENERAL POWERS. The business of the Corporation shall be managed by the Board of Directors, except as otherwise provided by statute or by the Certificate of Incorporation.

                  Section 2. NUMBER AND QUALIFICATIONS. The Board of Directors shall consist of up to three (3) members. Except as provided in the Certificate of Incorporation, this number can be increased only by the vote or written consent of the holders of ninety (90) percent of the stock of the Corporation outstanding and entitled to vote. The current number of Directors shall be determined by the Board of Directors at its annual meeting. No Director need be a stockholder.

                  Section 3. ELECTION AND TERM OF OFFICE. The Directors shall be elected annually by the stockholders, and shall hold office until their successors are respectively elected and qualified.

                  Election of Directors need not be by ballot.

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                  Section 4. COMPENSATION. The members of the Board of Directors shall be paid a fee of $10.00 for attendance at all annual, regular, special and adjourned meetings of the Board. No such fee shall be paid any director if absent. Any director of the Corporation may also serve the Corporation in any other capacity, and receive compensation therefor in any form. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                  Section 5. REMOVAL AND RESIGNATIONS. The stockholders may, at any meeting called for the purpose, by vote of two-thirds of the capital stock issued and outstanding, remove any directors from office, with or without cause; provided however, that no director shall be removed in case the vote of a sufficient number of shares are cast against his removal, which if cumulatively voted at any election of directors would be sufficient to elect him, if cumulative voting is allowed by the Articles of Incorporation.

                  The stockholders may, at any meeting, by vote of a majority of such stock represented at such meeting accept the resignation of any director.

                  Section 6. VACANCIES. Any vacancy occurring in the office of director may be filled by a majority of the directors then in office, though less than a quorum, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and qualified, unless sooner displaced.

                  When one or more directors resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have powers to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations become effective.

                                   ARTICLE IV
                         Meetings of Board of Directors

                  Section 1. REGULAR MEETINGS. A regular meeting of the Board of Directors may be held without call or formal notice immediately after and at the same place as the annual meeting of the stockholders or any special meeting of the stockholders at such places within or without the State of Colorado and at such times as the Board may by vote from time to time determine.

                  Section 2. SPECIAL MEETINGS. Special meetings of the Board of Directors may be held at any place whether within or without the State of Colorado at any time when called by the President, Treasurer, Secretary or two or more directors. Notice of the time and place thereof shall be given to each director at least three (3) days before the meeting if by mail or at least twenty-four hours if in person or by telephone or telegraph. A waiver of such notice in writing, signed by the person or persons entitled to said notice, either before or after the time stated therein, shall be deemed equivalent to such notice. Notice of any adjourned meeting of the Board of Directors need not be given.

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                  Section 3. QUORUM. The presence,  at any meeting, of one-third of the total number of directors, but in no case less than two (2) directors, shall be necessary and sufficient to constitute a quorum for the transaction of business except as otherwise required by statute or by the Certificate of Incorporation, the act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present at the time and place of any meeting may adjourn such meeting from time to time until a quorum be present.

                  Section 4.a. CONSENT OF DIRECTORS IN LIEU OF MEETING. Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting, if prior to such action a written consent thereto is signed by all members of the Board or committee, and such written consent is filed within the minutes of the Corporation.

                  b. The Board of Directors may hold regular or special meetings by telephone conference call, provided that any resolutions adopted shall be recorded in writing within 3 days of such telephone conference, and written ratification of such resolutions by the directors shall be provided within 10 days thereafter.

                                    ARTICLE V
                        Committees of Board of Directors

                  The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the directors of the Corporation, which, to the extent provided in the resolution, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

                  The committees of the Board of Directors shall keep regular minutes of their proceedings and report the same to the Board of Directors when required.

                                   ARTICLE VI
                                    Officers

                  Section 1. NUMBER. The Corporation shall have a President, one or more Vice Presidents, a Secretary and a Treasurer, and such other officers, agents and factors as may be deemed necessary. One person may hold any two offices except the offices of President and Vice President and the offices of President and Secretary.

                  Section 2. ELECTION, TERM OF OFFICE AND QUALIFICATION. The officers specifically designated in Section 1 of this Article VI shall be chosen annually by the Board of Directors and shall hold office until their successors are chosen and qualified. No officer need be a director.

                  Section 3. SUBORDINATE OFFICERS. The Board of Directors from time to time may appoint other officers and agents, including one or more Assistant Secretaries and one or more Assistant Treasurers, each of whom shall




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hold office for such period,  have such authority and perform such duties as are provided in these By-Laws or as the Board of Directors from time to time may determine. The Board of Directors may delegate to any office the power to appoint any such subordinate officers, agents and factors and to prescribe their respective authorities and duties.

                  Section 4. REMOVALS AND RESIGNATIONS. The Board of Directors may at any meeting called for the purpose, by vote of a majority of their entire number, remove from office any officer or agent of the Corporation, or any member of any committee appointed by the Board of Directors.

                  The Board of Directors may at any meeting, by vote of a majority of the directors present at such meeting, accept the resignation of any officer of the Corporation.

                  Section 5. VACANCIES. Any vacancy occurring in the office of President, Vice President, Secretary, Treasurer or any other office by death, resignation, removal or otherwise shall be filled for the expired portion of the term in the manner prescribed by these By-Laws for the regular election or appointment to such office.

                  Section 6. THE PRESIDENT. The President shall be the chief executive officer of the Corporation and, subject to the direction and under the supervision of the Board of Directors, shall have general charge of the business, affairs and property of the Corporation, and control over its officers, agents and employees. The President shall preside at all meetings of the stockholders and of the Board of Directors at which he is present. The President shall do and perform such other duties and may exercise such other powers as from time to time may be assigned to him by these By-Laws or by the Board of Directors.

                  Section 7. THE VICE PRESIDENT. At the request of the President or in the event of his absence or disability, the Vice President, or in case there shall be more than one Vice President, the Vice President designated by the President, or in the absence of such designation, the Vice President designated by the Board of Directors, shall perform all the duties of the President, and when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President. Any Vice President shall perform such other duties and may exercise such other powers as from time to time may be assigned to him by these By-Laws or by the Board of Directors, or the President.

                  Section 8.  THE SECRETARY.  The Secretary shall:

                  a.  Record  all  the  proceedings  of  the   meetings  of  the
Corporation and directors in a book to be kept for that purpose;

                  b. Have charge of the stock ledger (which may, however, be kept by any transfer agent or agents of the Corporation under the direction of the Secretary), an original or duplicate of which shall be kept at the principal office or place of business of the Corporation in the State of Colorado;

                  c. Prepare and make, at least ten (10) days before every election of directors, a complete list of the stockholders entitled to vote at said election, arranged in alphabetical order;


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                  d.  See that all notices are duly given in accordance with the provisions of these By-Laws or as required by statute;

                  e. Be custodian of the records of the Corporation and the Board of Directors, and of the seal of the Corporation, and see that the seal is affixed to all stock certificates prior to their issuance and to all documents, the execution of which on behalf of the Corporation under its seal have been duly authorized;

                  f. See that all books, reports, statements, certificates and the other documents and records required by law to be kept or filed are properly kept or filed; and

                  g. In general, perform all duties and have all powers incident to the office of Secretary and perform such other duties and have such powers as from time to time may be assigned to him by these By-Laws or by the Board of Directors or the President.

                  Section 9.  THE TREASURER.  The Treasurer shall:

                  a. Have supervision over the funds, securities, receipts, and disbursements of the Corporation;

                  b. Cause all monies and other valuable effects of the Corporation to be deposited in its name and to its credit, in such depositories as shall be selected by the Board of Directors or pursuant to authority conferred by the Board of Directors.

                  c. Cause the funds of the Corporation to be disbursed by checks or drafts upon the authorized depositories of the Corporation, when such disbursements shall have been duly authorized;

                  d. Cause to be taken and preserved proper v ouchers for all monies disbursed;

                  e. Cause to be kept at the principal office of the Corporation correct books of account of all its business and transactions;

                  f. Render to the President or the Board of Directors, whenever requested, an account of the financial condition of the Corporation and of his transactions as Treasurer;

                  g. Be empowered to require from the officers or agents of the Corporation reports or statements giving such information as he may desire with respect to any and all financial transactions of the Corporation; and

                  h. In general, perform all duties and have all powers incident to the office of Treasurer and perform such other duties and have such power as from time to time may be assigned to him by these By-Laws or by the Board of Directors or President.

                  Section 10. ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The Assistant Secretaries and Assistant Treasurers shall have such duties as from time to time may be assigned to them by the Board of Directors or the President.


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                  Section 11.  SALARIES.  The  salaries  of the  officers of the
Corporation shall be fixed from time to time by the Board of Directors, except that the Board of Directors may delegate to any person the power to fix the salaries or other compensation of any officers or agents appointed in accordance with the provisions of Section 3 of this Article VI. No officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

                  Section 12. SURETY BOND. The Board of Directors may secure the fidelity of any or all of the officers of the Corporation by bond or otherwise.

                                   ARTICLE VII
                            Execution of Instruments

                  Section 1. EXECUTION OF INSTRUMENTS GENERALLY. All documents or writings of any nature shall be signed, executed, verified, acknowledged and delivered by such officer or officers or such agent of the Corporation and in such manner as the Board of Directors from time to time may determine.

                  Section 2. CHECKS, DRAFTS, ETC. All notes, drafts, acceptances, checks, endorsements, and all evidence of indebtedness of the corporation whatsoever, shall be signed by such officer or officers or such agent or agents of the Corporation and in such manner as the Board of Directors from time to time may determine. Endorsements for deposit to the credit of the Corporation in any of its duly authorized depositories shall be made in such manner as the Board of Directors from time to time may determine.

                  Section 3. PROXIES. Proxies to vote with respect to shares of stock of other corporations owned by or standing in the name of the Corporation may be executed and delivered from time to time on behalf of the Corporation by the President or Vice President and the Secretary or Assistant Secretary of the Corporation or by any other person or persons duly authorized by the Board of Directors.

                                  ARTICLE VIII

                  Section 1. CERTIFICATES OF STOCK. Every holder of stock in the Corporation shall be entitled to have a certificate, signed in the name of the Corporation by the Chairman or Vice President of the Board of Directors, the President or a Vice President and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation; provided, however, that where such certificate is signed by a transfer agent or an assistant transfer agent or by a transfer clerk acting on behalf of the Corporation and a registrar, the signature of any such Chairman of the Board of Directors, President, Vice President, Treasurer, Assistant Treasurer, Secretary, or Assistant Secretary may be facsimile. In case any officer or officers who shall have signed, or whole facsimile signature or signatures shall have been used thereon, any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon, had not ceased to be such officer or officers of the Corporation, and any such delivery shall be regarded as an adoption by the Corporation of such certificate or certificates.


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                 Certificates  of stock  shall  be in such  form as  shall,  in conformity to law, be prescribed from time to time by the Board of Directors.

                  Section  2.  TRANSFER  OF  STOCK.   Shares  of  stock  of  the
Corporation shall only be transferred on the books of the Corporation by the holder of record thereof or by his attorney duly authorized in writing, upon surrender to the Corporation of the certificates for such shares endorsed by the appropriate person or persons, with such evidence of the authenticity of such endorsement, transfer, authorization and other matters as the Corporation may reasonably require, and accompanied by all necessary stock transfer tax stamps. In that event, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction on its books.

                  Section 3. RIGHTS OF CORPORATION WITH RESPECT TO REGISTERED OWNERS. Prior to the surrender to the Corporation of the certificates for shares of stock with a request to record the transfer of such shares, the Corporation may treat the registered owner as the person entitled to receive dividends, to vote, to receive notifications, and otherwise to exercise all the rights and powers of an owner.

                  Section 4. CLOSING STOCK TRANSFER BOOK. The Board of Directors may close the Stock Transfer Book of the Corporation for a period not exceeding fifty (50) days preceding the date of any meeting of the stockholders or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect or for a period of not exceeding (50) days in connection with obtaining the consent of stockholders for any purpose. However, in lieu of closing the Stock Transfer Book, the Board of Directors may fix in advance a date, not exceeding fifty (50) days preceding the date of any meeting of stockholders or the date for the payment of any dividend or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case such stockholders, and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

                  Section 5. LOST, DESTROYED AND STOLEN CERTIFICATES. Where the owner of a Certificate for shares claims that such certificate has been lost, destroyed or wrongfully taken, the Corporation shall issue a new certificate in place of the original certificate if the owner (a) so requests before the Corporation has notice that the shares have been acquired by a bona fide purchaser; (b) files with the Corporation a sufficient indemnity bond; and (c) satisfies such other reasonable requirements, including evidence of such loss, destruction, or wrongful taking, as may be imposed by the Corporation.



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                                   ARTICLE IX
                                    Dividends

                  Section  1.  SOURCES  OF  DIVIDENDS.   The  directors  of  the
Corporation, subject to any restrictions contained in the statutes and Certificate of Incorporation, may declare and pay dividends upon the shares of the capital stock of the Corporation either (a) out of its new assets in excess of its capital, or (b) in case there shall be no such excess, out of its net profits for the fiscal year then current or the current and preceding fiscal year.

                  Section 2. RESERVES. Before the payment of any dividend, the directors of the Corporation may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose, and the directors may abolish any such reserve in the manner in which it was created.

                  Section 3. RELIANCE ON CORPORATE RECORDS. A director shall be fully protected in relying in good faith upon the books of account of the Corporation or statements prepared by any of its officials as to the value and amount of the assets, liabilities and net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid.

                  Section 4. MANNER OF PAYMENT. Dividends may be paid in cash, in property, or in shares of the capital stock of the Corporation at par.

                                    ARTICLE X
                                      Seal

                  The Corporate seal, subject to alteration by the Board of Directors, shall be in the form of a circle and shall bear the name of the Corporation and shall indicate its formation under the laws of the State of Colorado. Such seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                   ARTICLE XI
                                   Fiscal Year

                  Except as from time to time otherwise provided by the Board of Directors, the fiscal year of the Corporation shall be the calendar year.

                                   ARTICLE XII
                                   Amendments

                  Section 1. BY THE STOCKHOLDERS. Except as otherwise provided in the Certificate of Incorporation or in these By-Laws, these By-Laws may be amended or repealed, or new By-Laws may be made and adopted by a majority vote of all the stock of the Corporation issued and outstanding and entitled to vote at any annual or special meeting of the stockholders, provided that notice of intention to amend shall have been contained in the notice of meeting.


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                  Section 2. BY THE DIRECTORS.  Except as otherwise  provided in the Certificate of Incorporation or in these By-Laws, these By-Laws, including amendments adopted by the stockholders, may be amended or repealed by a majority vote of the whole Board of Directors at any regular or special meeting of the Board, provided that the stockholders may from time to time specify particular provisions of the By-Laws which shall not be amended by the Board of Directors.

                                  ARTICLE XIII
                                 Indemnification

                  The Board of Directors hereby adopt the provision of C.R.S. 7-109-101 through 110 (as it may be amended from time to time) relating to Indemnification and in corporate such provisions by this reference as fully as if set forth herein.